As filed with the Securities and Exchange Commission on August 11, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTH GRADES, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1623449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Golden Ridge Road, Suite 100
Golden, Colorado 80401
(Address of principal executive offices)
Health Grades, Inc. 2006 Equity Compensation Plan
(Full title of plan)
Kerry R. Hicks
Chief Executive Officer
500 Golden Ridge Road, Suite 100
Golden, Colorado 80401
(303) 716-0041
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Douglas R. Wright, Esq.
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
To be registered	be registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee
Common Stock, par value $.001 per share	4,767,845	$3.52	$16,782,814	$660

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Calculated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 5, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          Health Grades, Inc. (the “Registrant”) incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):
          (1) Annual Report on Form 10-K for the year ended December 31, 2007;
          (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;
          (3) Amendment No. 1 to Current Report on Form 8-K filed with the Commission on March 10, 2008; and
          (4) The description of the Registrant’s common stock, par value $0.001, contained in the Registration Statement on Form 8-A filed with the Commission on April 20, 2005, as the same may be amended from time to time.
          In addition, all other reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement (except for portions of the Registrant’s current reports furnished, as opposed to filed, on Form 8-K) and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.
          Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
          The Registrant’s bylaws, as amended, require it to indemnify any person who was or is an authorized representative of the Registrant to the same extent permitted by the DGCL. The Registrant has also purchased directors’ and officers’ liability insurance.
          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (4) for any transaction from which the director derived an improper personal benefit.
          Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL (as it now exists or may hereafter be amended) permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of such Article 7, nor the adoption of any provision to the Registrant’s Amended and Restated Certificate of Incorporation inconsistent with Article 7 will eliminate or reduce the effect of Article 7 in respect of any acts or omissions of a director of the Registrant occurring prior to such amendment, repeal or adoption of an inconsistent provision.
Item 7. Exemption from Registration Claimed.
          Not applicable.

Item 8. Exhibits.
          The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Health Grades, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2
Amended and Restated Bylaws of Health Grades, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on May 2, 2005).

5.1	Opinion of Faegre & Benson LLP.

10.1	Health Grades, Inc. 2006 Equity Compensation Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on June 26, 2006).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on this eleventh day of August, 2008.

Health Grades, Inc.
By:	/s/ Kerry R. Hicks
Kerry R. Hicks
Chairman, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry R. Hicks and Allen Dodge or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated.

Signature	Title	Date

/s/ Kerry R. Hicks Kerry R. Hicks Principal Executive Officer	President, Chief Executive Officer and Chairman of the Board	August 11, 2008

/s/ Allen Dodge Allen Dodge Principal Accounting and Financial Officer	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	August 11, 2008

/s/ Mary Boland	Director	August 11, 2008
Mary Boland

/s/ Leslie S. Matthews, M.D.	Director	August 11, 2008
Leslie S. Matthews, M.D.

/s/ John Quattrone	Director	August 11, 2008
John Quattrone

/s/ Michael Beaudoin	Director	August 11, 2008
Michael Beaudoin

Index of Exhibits
Exhibits (including those incorporated by reference):

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Health Grades, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2
Amended and Restated Bylaws of Health Grades, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on May 2, 2005).

5.1	Opinion of Faegre & Benson LLP.

10.1	Health Grades, Inc. 2006 Equity Compensation Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on June 26, 2006).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1).